UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2022

DIAMONDHEAD HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

250 Park Ave, 7th Floor New York, New York	10177
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 572-6260

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value and one-fourth of one redeemable warrant	DHHCU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DHHC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DHHCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination Agreement

On September 10, 2022, DiamondHead Holdings Corp., a Delaware corporation (“DHHC”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Hestia Merger Sub, Inc., a South Carolina corporation and wholly-owned subsidiary of DHHC (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”).

Pursuant to the terms of the Business Combination Agreement, a business combination between DHHC will be effected through the merger of Merger Sub with and into GSH (the “Merger”), with GSH surviving the Merger as a wholly-owned subsidiary of DHHC. Upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Transactions”), DHHC expects to be renamed United Homes Group, Inc.

Pre-Closing Recapitalization of GSH

Prior to the effective time of the Merger (the “Effective Time”), in order to facilitate the consummation of the Transactions, GSH will effect a pre-closing recapitalization (the “Pre-Closing Recapitalization”), including (i) authorizing two new classes of GSH common stock, such that the capitalization of GSH will consist of GSH Class A common stock, no par value, which will carry one vote per share (“GSH Class A Shares”) and GSH Class B common stock, no par value, which will carry two votes per share (“GSH Class B Shares”, and together with GSH Class A Shares, “GSH Shares”), (ii) exchanging each share of GSH common stock, no par value (“GSH Common Stock”), held by the Majority Stockholders (as defined in the Business Combination Agreement) immediately prior to the Pre-Closing Recapitalization for a GSH Class B Share on a 1:1 basis, (iii) exchanging each share of GSH Common Stock held by each remaining stockholder of GSH for a GSH Class A Share on a 1:1 basis, (iv) amending, restating, supplementing or otherwise modifying GSH’s governing documents to reflect the Pre-Closing Recapitalization, and (v) entering into, terminating, amending, restating, supplementing or otherwise modifying any contracts relating to equity securities of GSH to reflect the Pre-Closing Recapitalization.

Merger Consideration

Upon the terms and subject to the conditions set forth in the Business Combination Agreement, at the Effective Time:

(i)	Each GSH Class A Share and each GSH Class B Share issued and outstanding as of immediately prior to the Effective Time (excluding shares owned by GSH as treasury stock or dissenting shares) will be cancelled and converted into the right to receive the number of shares of DHHC’s Class A common stock, par value $0.0001 per share (“DHHC Class A Shares”), and shares of DHHC’s Class B common stock, par value $0.0001 per share (“DHHC Class B Shares”, together with the DHHC Class A Shares, the “DHHC Shares”), respectively, equal to the Exchange Ratio (as defined in the Business Combination Agreement).

(ii)	Each option to purchase GSH Shares (“GSH Option”) that is outstanding and unexercised immediately prior to the Effective Time will be cancelled in exchange for an option to purchase a number of DHHC Class A Shares as set forth on the Consideration Schedule (as defined in the Business Combination Agreement) at an exercise price as set forth on such Consideration Schedule.

(iii)	Each warrant to purchase GSH Shares (“GSH Warrant”) outstanding and unexercised immediately prior to the Effective Time shall automatically be converted into a warrant to acquire a number of DHHC Class A Shares in an amount and at an exercise price and subject to such terms and conditions, in each case, as set forth on the Consideration Schedule. Subject to certain exceptions, such terms and conditions will be the same terms and conditions as were applicable to the GSH Warrant immediately prior to the Effective Time.

Pursuant to the terms of the Business Combination Agreement, DHHC is required to cause the DHHC Class A Shares to be issued in connection with the Transactions to be listed on the NASDAQ Capital Market (“Nasdaq”) prior to the closing of the Merger (the “Closing” and the date on which the Closing occurs, the “Closing Date”).

Earn Out Consideration

The holders of GSH Shares, GSH Options and GSH Warrants, as of immediately prior to the Effective Time, will also have the contingent right to receive up to an aggregate of 20,000,000 Earn Out Shares (as defined in the Business Combination Agreement). Each such holder will be entitled to receive Earn Out Shares in accordance with their Earn Out Pro Rata Share (as defined in the Business Combination Agreement) in three tranches upon the occurrence of the following milestones during the period commencing on the 90th day following the Closing Date and ending on the fifth anniversary of the Closing Date: (i) a one-time issuance of 7,500,000 Earn Out Shares on the first date on which the volume weighted average price of DHHC Shares over any 20 trading days within the preceding 30 consecutive trading day period (as adjusted, the “VWAP Price”) is greater than or equal to $12.50 (“Triggering Event I”); (ii) a one-time issuance of 7,500,000 Earn Out Shares on the first date on which the VWAP Price is greater than or equal to $15.00 (“Triggering Event II”); and (iii) a one-time issuance of 5,000,000 Earn Out Shares on the first date on which the VWAP Price is greater than or equal to $17.50 (“Triggering Event III”, together with Triggering Event I and Triggering Event II, the “Earn-Out Milestones”).

The Sponsor has agreed not to transfer approximately 2.1 million Sponsor Earnout Shares (as defined below) until such shares are released by DHHC upon the achievement of the Earn-Out Milestones pursuant to the Sponsor Support Agreement (as defined below). The Sponsor has also agreed that in the event that Closing DHHC Cash is less than $100,000,000, up to 1.0 million Sponsor Shares (as defined below) will be Sponsor Earnout Shares, subject to release upon the achievement of the Earn-Out Milestones. For more information regarding the Sponsor Earnout Shares and Earn-Out Milestones, see “Sponsor Support Agreement” below.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) organization and qualification, (b) capital structure, (c) authorization to enter into the Business Combination Agreement, (d) approvals and permits, (e) financial statements, (f) absence of certain changes, (g) absence of undisclosed liabilities, (h) material contracts, (i) litigation, (j) employee matters, (k) compliance with laws, (l) taxes, (m) real and personal property, (n) homeowners associations, (o) construction matters, (p) intellectual property, (q) environmental matters, (r) insurance matters, (s) transactions with affiliates, and (t) regulatory compliance.

Covenants

The Business Combination Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to consummation of the Merger and their respective efforts to consummate the Merger. The Business Combination Agreement also contains additional covenants of the parties, including, among others, (a) covenants providing for DHHC, Merger Sub and GSH to cooperate in the preparation of the Registration Statement / Proxy Statement (as defined in the Business Combination Agreement) required to be filed in connection with the Transactions, (b) covenants for DHHC to hold a special meeting of its stockholders to vote on, among other things, the approval of the Business Combination Agreement and the Merger, (c) covenants for GSH to obtain all required consents from third parties and lenders under its financing arrangements, including the Lender Consents (as defined in the Business Combination Agreement) or obtaining Alternative Financing (as defined in the Business Combination Agreement), (d) covenants for GSH to obtain and deliver the Company Stockholder Written Consent (as defined in the Business Combination Agreement) within one (1) Business Day following the date of the Business Combination Agreement, (e) covenants for GSH to effect the Pre-Closing Recapitalization and (f) covenants for GSH to take all actions and execute documentation required to deconsolidate with certain affiliated entities.

DHHC Equity Incentive Plan

Prior to the Effective Time, DHHC will adopt the DHHC Incentive Equity Plan (as defined in the Business Combination Agreement) subject to the receipt of the requisite approval of DHHC’s stockholders.

GSH Non-Solicitation Restrictions

During the period between the date of the Business Combination Agreement and the earlier of (x) the Closing or (y) the termination of the Business Combination Agreement in accordance with its terms, GSH has agreed not to, among other things, (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal (as defined in the Business Combination Agreement), (ii) furnish or disclose any non-public information to any person in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal, (iii) enter into any contract or other arrangement or understanding regarding a Company Acquisition Proposal, (iv) other than as contemplated by the Business Combination Agreement, prepare or take any steps in connection with a public offering of any equity securities of GSH or its subsidiaries or (v) otherwise cooperate in any way, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the items set forth above. As of the date of the Business Combination Agreement, GSH will immediately cease any and all existing discussions or negotiations with any person conducted prior to the execution and delivery of the Business Combination Agreement with respect to, or which is reasonably likely to give rise to or result in, a Company Acquisition Proposal.

DHHC Exclusivity Restrictions

During the period between the date of the Business Combination Agreement and the earlier of (x) the Closing or (y) the termination of the Business Combination Agreement in accordance with its terms, DHHC has agreed not to, among other things, (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a DHHC Acquisition Proposal (as defined in the Business Combination Agreement), (ii) furnish or disclose any non-public information to any person in connection with, or that would reasonably be expected to lead to, a DHHC Acquisition Proposal, (iii) enter into any contract or other arrangement or understanding regarding a DHHC Acquisition Proposal, (iv) other than as contemplated by the Business Combination Agreement, prepare or take any steps in connection with an offering of any securities of DHHC or its subsidiaries or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the items set forth above.

DHHC Change in Recommendation

DHHC is required to include in the Registration Statement/ Proxy Statement the recommendation of DHHC’s board of directors (the “DHHC Board”) to DHHC’s stockholders that they approve the Transaction Proposals (as defined in the Business Combination Agreement) relating to the Transactions (the “DHHC Board Recommendation”), except in the case of a Change in Recommendation. The DHHC Board shall be permitted to withdraw or modify the DHHC Board Recommendation (a “Change in Recommendation”) if the DHHC Board determines in good faith, after consultation with its legal counsel, that a failure to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable law. If the DHHC Board makes a Change in Recommendation, DHHC will still be required to submit the Transaction Proposals to DHHC’s stockholders for approval as contemplated by the Business Combination Agreement.

Conditions to Each Party’s Obligations

The obligations of DHHC, Merger Sub and GSH to consummate the Merger are subject to the satisfaction or waiver of certain closing conditions, including, but not limited to, (i) the absence of any governmental order or law restraining, prohibiting or making illegal the consummation of the Merger, (ii) the approval of DHHC’s stockholders of the Transaction Proposals, (iii) the approval of GSH’s stockholders of the Business Combination Agreement and the Transactions (including the Merger and the Pre-Closing Recapitalization), (iv) the effectiveness of the Registration Statement/Proxy Statement under the Securities Act of 1933, as amended (the “Securities Act”), and (v) DHHC having at least $5,000,001 of net tangible assets as of immediately after the Effective Time.

The obligation of DHHC to consummate the Merger is also subject to the satisfaction or waiver of other closing conditions, including, but not limited to, (i) the representations and warranties of GSH being true and correct to the standards applicable to such representations and warranties, (ii) each of the covenants of GSH having been performed or complied with in all material respects, (iii) the Lender Consents or Alternative Financing (each as defined in the Business Combination Agreement) being obtained, (iv) each of the written consents as required under certain scheduled contracts being obtained, (v) the Pennington De-Consolidation (as defined in the Business Combination Agreement) being completed in compliance with the terms of the Business Combination Agreement, and certain agreements relating thereto being executed, (vi) the Pre-Closing Recapitalization being completed in compliance with the terms of the Business Combination Agreement, (vii) the absence of a Company Material Adverse Effect (as defined in the Business Combination Agreement) and (viii) the delivery of customary closing certificates and transaction documents.

The obligation of GSH to consummate the Merger is also subject to the satisfaction or waiver of other closing conditions, including, but not limited to, (i) the representations and warranties of DHHC and Merger Sub being true and correct to the standards applicable to such representations and warranties, (ii) each of the covenants of DHHC having been performed or complied with in all material respects, (iii) Closing DHHC Cash (as defined in the Business Combination Agreement) being equal to or exceeding $125,000,000 (the “Minimum Cash Condition”), (iv) the approval by Nasdaq of the listing of the DHHC Class A Shares to be issued in connection with the Merger, (v) the adoption of the DHHC A&R Certificate of Incorporation and DHHC A&R Bylaws (each as defined in the Business Combination Agreement), (vi) the Lender Consents or Alternative Financing being obtained, (vii) the DHHC Incentive Equity Plan being approved by the DHHC Board and stockholders, (viii) the absence of a DHHC Material Adverse Effect (as defined in the Business Combination Agreement), (ix) the composition of the board of DHHC post-Business Combination and (x) the delivery of customary closing certificates and transaction documents.

If any of the conditions to a party’s obligation to consummate the Merger is not satisfied or waived in writing by such party, then such party will not be required to consummate the Merger. There can be no assurance that the Minimum Cash Condition will be satisfied on the Closing Date. In the event that the public shareholders exercise their redemption rights with respect to a number of DHHC Shares such that the Minimum Cash Condition would not be met based on cash held in the DHHC trust account, DHHC would need to seek to arrange for additional third-party financing to be able to satisfy the Minimum Cash Condition. DHHC plans to pursue third-party financing to satisfy the Minimum Cash Condition; however, there can be no assurance that any third-party financing will be entered into in connection with the Merger and there can be no assurance that the Minimum Cash Condition will be satisfied. If the Minimum Cash Condition is not satisfied, amended or waived by GSH pursuant to the terms of the Business Combination Agreement, then the Merger would not be consummated.

Waivers

If permitted under applicable law, either DHHC or GSH may waive in writing any conditions for the benefit of itself contained in the Business Combination Agreement or in any document delivered pursuant to the Business Combination Agreement. Notwithstanding the foregoing, pursuant to DHHC’s current certificate of incorporation, DHHC cannot consummate the proposed transaction if it has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), remaining after the Closing or fails to meet any greater net tangible asset or cash requirement contained in the Business Combination Agreement after the Closing.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, but not limited to:

(i)	by mutual written consent of DHHC and GSH;

(ii)	by DHHC, if GSH breaches its representations, warranties and covenants in the Business Combination Agreement such that the closing conditions would not be satisfied (subject to a cure period);

(iii)	by GSH, if DHHC breaches its representations, warranties and covenants in the Business Combination Agreement such that the closing conditions would not be satisfied (subject to a cure period);

(iv)	subject to certain limited exceptions, by either DHHC or GSH if the Merger is not consummated by April 28, 2023;

(v)	by either DHHC or GSH, if the requisite approval by DHHC stockholders of the Required Transaction Proposals (as defined in the Business Combination Agreement) is not obtained after the conclusion of a meeting of DHHC’s stockholders held for the purpose of voting on such proposals, and at which such stockholders duly voted on such Required Transaction Proposals;

(vi)	by either DHHC or GSH, if a governmental order permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions is issued and becomes final and non-appealable; and

(vii)	by DHHC, if GSH does not deliver the Company Stockholder Written Consent within two (2) Business Days following the date of the Business Combination Agreement.

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of Willful Breach or Fraud (each as defined in the Business Combination Agreement).

The foregoing description of the Business Combination Agreement and the Transactions, including the Merger, does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about DHHC, GSH or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in DHHC’s public disclosures.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, DHP SPAC-II Sponsor LLC, a Delaware limited liability company (together with any permitted affiliate transferees thereunder, the “Sponsor”) entered into a sponsor support agreement (the “Sponsor Support Agreement”) with DHHC and GSH, pursuant to which the Sponsor agreed to, among other things, (i) vote at any meeting of the shareholders of DHHC all of its DHHC’s Class B common stock, par value $0.0001 per share (the “Sponsor Shares”) and any securities acquired after the execution of the Sponsor Support Agreement, in favor of each Transaction Proposal, (ii) be bound by certain other covenants and agreements related to the Transactions and (iii) be bound by certain transfer and redemption restrictions with respect to such Sponsor Shares, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

The Sponsor has also agreed, subject to certain exceptions, not to transfer approximately 2.1 million Sponsor Earnout Shares (as defined in the Sponsor Support Agreement) until such shares are released under the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, 37.5%, 37.5% and 25% of such Sponsor Earnout Shares will be released by DHHC, respectively, upon the achievement of the Earn-Out Milestones, on the terms and subject to the conditions set forth in the Sponsor Support Agreement. Any such Sponsor Earnout Shares not vested prior to the fifth anniversary of the Closing will be deemed to be forfeited.

The Sponsor has also agreed that in the event that Closing DHHC Cash is less than $100,000,000, up to 1.0 million Sponsor Shares will be Sponsor Earnout Shares, subject to the same release conditions set forth in the preceding paragraph. In addition, members of the Sponsor have made a commitment to purchase and not redeem an aggregate of 2.5 million DHHC public shares.

The Sponsor has also agreed, pursuant to the terms of the Sponsor Support Agreement, to forfeit approximately 1.8 million Sponsor Shares and approximately 50% of its warrants that were acquired in a privately placement consummated simultaneously with the closing of DHHC’s initial public offering.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Amended and Restated Registration Rights Agreement

The Business Combination Agreement contemplates that, upon completion of the Merger, DHHC (which expects to be named United Homes Group, Inc. (“UHG”) at that time), the Sponsor, certain securityholders of DHHC and certain former stockholders of GSH will enter into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, among other things, UHG agrees to file a shelf registration statement with respect to the registrable securities under the A&R Registration Rights Agreement within 45 days of the Closing. Up to two times in any 12-month period, certain legacy DHHC securityholders and legacy GSH stockholders may request to sell all or any portion of their registrable securities in an underwritten offering that is registered pursuant to the shelf registration statement, so long as the total offering price is reasonably expected to exceed $10,000,000. The combined company will also provide customary “demand” and “piggyback” registration rights. The A&R Registration Rights Agreement will provide that UHG will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities.

Further, each securityholder party to the A&R Registration Rights Agreements agrees not to transfer any of their registerable securities subject to lock-up transfer restrictions (as described in the A&R Registration Rights Agreement) until the end of the applicable Lock-Up Period (as defined in the A&R Registration Rights Agreement) subject to certain customary exceptions described therein.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of A&R Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 12, 2022, DHHC and GSH issued a joint press release announcing their entry into the Business Combination Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that DHHC and GSH have prepared for use in various meetings and conferences with investors in connection with the announcement of the Merger.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This Current Report on Form 8-K relates to a proposed transaction involving GSH and DHHC. In connection with such proposed transaction, DHHC intends to file relevant materials with the SEC, including a registration statement on Form S-4, which will include a proxy statement and a prospectus of DHHC. The definitive proxy statement/prospectus will also be sent to stockholders of DHHC seeking any required stockholder approval. Before making any voting or investment decision, investors and security holders of DHHC are urged to carefully read all relevant documents filed with the SEC, including the registration statement, proxy statement and prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain these documents free of charge at the SEC’s website, http://www.sec.gov, and DHHC stockholders will receive, at an appropriate time, information on how to obtain transaction-related documents free of charge from DHHC. Such documents are not currently available.

PARTICIPANTS IN SOLICITATION

DHHC and GSH and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DHHC’s stockholders in favor of the approval of the proposed transaction. Information about DHHC’s directors and executive officers and their ownership of DHHC’s securities is set forth in DHHC’s filings with the SEC, including DHHC’s Registration Statement on Form S-1, which was declared effective by the SEC on January 25, 2021. To the extent that holdings of DHHC’s securities have changed since the amounts printed in DHHC’s Registration Statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading DHHC’s proxy statement and prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

This Current Report on 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

FORWARD-LOOKING STATEMENTS

Certain statements, estimates, targets and projections in this Current Report on Form 8-K may be considered forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between DHHC and GSH. Forward looking statements generally relate to future events or involving, or future performance of, DHHC or GSH. For example, statements regarding anticipated growth in the industry in which GSH operates and anticipated growth in demand for GSH’s products, projections of GSH’s future financial results and other metrics, the satisfaction of closing conditions to the proposed transaction between DHHC and GSH and the timing of the completion of the proposed transaction are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by DHHC and its management, and GSH and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of DHHC’s securities; (ii) the risk that the proposed transaction may not be completed by DHHC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by DHHC; (iii) the lack of a third party valuation in determining whether or not to pursue the proposed transaction; (iv) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (v) the outcome of any legal proceedings that may be instituted against DHHC, GSH, the combined company or others following the announcement of the business combination agreement relating to the proposed transaction, the ancillary agreements contemplated thereby and the transactions contemplated thereby; (vi) the inability to complete the proposed transaction due to the failure to obtain approval of the stockholders of DHHC or GSH or DHHC’s failure to satisfy other conditions to closing; (vii) the risk that DHHC will not be able to raise third-party financing to meet the Minimum Cash Condition if redemptions of DHHC public shares cause the DHHC trust account to have insufficient funds (after giving effect to redemptions) to achieve the Minimum Cash Condition; (viii) changes to the proposed structure of the proposed transaction that may be required or appropriate as a result of applicable laws or regulations; (ix) the ability to meet stock exchange listing standards following the consummation of the proposed transaction; (x) the risk that the proposed transaction disrupts current plans and operations of GSH or diverts management’s attention from GSH’s ongoing business; (xi) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, and maintain relationships with customers and suppliers; (xii) costs related to the proposed transaction; (xiii) changes in applicable laws or regulations; (xiv) the possibility that GSH or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors such as rising interest rates or an economic downturn; (xv) GSH’s estimates of expenses and profitability; (xvi) the evolution of the markets in which GSH competes; (xvii) the ability of GSH to implement its strategic initiatives; and (xviii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in DHHC’s Annual Report on Form 10-K for the year ended December 31, 2021 and other risks and uncertainties indicated from the time to time in the definitive proxy statement to be delivered to DHHC’s stockholders and related registration statement on Form S-4, including those set forth under “Risk Factors” therein, and other documents filed to be filed with the SEC by DHHC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and DHHC and GSH assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither DHHC nor GSH gives any assurance that either DHHC or GSH will achieve its expectations. The inclusion of any statement in this communication does not constitute an admission by DHHC or GSH or any other person that the events or circumstances described in such statement are material.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1*	Business Combination Agreement, dated as of September 10, 2022, by and among DiamondHead Holdings Corp., Hestia Merger Sub, Inc. and Great Southern Homes, Inc.

10.1*	Sponsor Support Agreement, dated as of September 10, 2022, by and among DHP SPAC-II Sponsor LLC, DiamondHead Holdings Corp., Great Southern Homes, Inc. and certain other parties thereto.

10.2*	Form of Amended and Restated Registration Rights and Lock-Up Agreement

99.1	Press Release issued by DHHC and GSH on September 12, 2022.

99.2	Investor Presentation, dated September 12, 2022.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). DHHC agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD HOLDINGS CORP.

By:	/s/ David T. Hamamoto
	Name:	David T. Hamamoto
	Title:	Co-Chief Executive Officer

Date: September 12, 2022